Exhibit 99.1

Bulova Technologies Group, Inc Announces 8-K

TAMPA, Fla.--(BUSINESS WIRE)--July 27, 2009--Bulova Technologies Group, Inc. (Pink Sheets: BLVT) (the “Company”) announced today that it will provide the previously announced comprehensive update on the Company’s website at www.bulovatechgroup.com on Tuesday, July 28. Additionally, the Company has filed an 8-K announcing the engagement of outside auditors.

About Bulova Technologies Group, Inc.

Headquartered in Clearwater, Florida, Bulova Technologies Group, Inc. operates two facilities, Bulova Technologies Ordnance Systems in Mayo, FL and BT Manufacturing Company in Melbourne, FL. The headquarters also houses the Bulova Technologies Combat Systems Company which is a world leader in the international sale of military vehicles, weapons and munitions in support of the U.S. Department of Defense.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statement of Bulova Technologies Group officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Bulova Technologies Group actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and Bulova Technologies Group has no specific intention to update these statements.

CONTACT:
Bulova Technologies Group, Inc.
Beverly Mercer, 727-451-6560